EXHIBIT 99.1
WILLBROS GROUP, INC.
This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Stockholders to be held January     , 2009
     The undersigned hereby appoints LeRoy Wilbur Watson III, Gian E. Castillero and Alejandro Abood Alfaro, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Willbros Group, Inc. to be held on the      day of January, 2009, at 9:00 a.m., local time, at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, and at any and all adjournments or postponements thereof, on all matters coming before said meeting.
PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.	Please Mark Here for Address Change or Comments	☐
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.	SEE REVERSE SIDE
THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.
Proposal to approve and adopt the Agreement and Plan of Merger among Willbros Group, Inc., a Delaware corporation (“Willbros Delaware”), Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), and Willbros Merger, Inc., a Delaware corporation (“Merger Sub”), whereby Merger Sub will merge with and into Willbros Panama and Willbros Panama will be the surviving company in the merger and become a wholly-owned subsidiary of Willbros Delaware. As a result, you will become a stockholder of Willbros Delaware.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	Proposal to approve postponements or adjournments of the special meeting, if necessary, to solicit additional proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

Dated:

Signature

Signature if held jointly

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

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